UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission
File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 11, 2014, SunPower Corporation (“SunPower”) entered into an indenture (the “Indenture”) by and between SunPower and Wells Fargo Bank, National Association, as trustee (the “Trustee”), in connection with the issuance of $400 million principal amount of SunPower’s 0.875% Senior Convertible Debentures due 2021 (the “Debentures”). The Debentures are SunPower’s senior unsecured obligations and will rank senior in right of payment to any of SunPower’s indebtedness that is expressly subordinated in right of payment to the Debentures; equal in right of payment to any of SunPower’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of SunPower’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of SunPower’s subsidiaries.

The Debentures will mature on June 1, 2021 unless earlier converted, redeemed or repurchased. Under the Indenture, SunPower will be required to pay interest on the Debentures semi-annually on June 1 and December 1 of each year, beginning on December 1, 2014, at a rate of 0.875% per annum. The Debentures will be convertible into shares of SunPower’s common stock at any time based on an initial conversion rate of 20.5071 shares of common stock per $1,000 principal amount of Debentures (which is equivalent to an initial conversion price of approximately $48.76 per share of SunPower’s common stock), representing a conversion premium of approximately 42.5% over the closing sale price of $34.22 per share of SunPower’s common stock on The NASDAQ Global Select Market on June 5, 2014. The conversion rate (and the conversion price) will be subject to adjustment in certain circumstances. In addition, if a non-stock change of control fundamental change (as defined in the Indenture) occurs, SunPower will be required to increase the conversion rate for any Debentures converted in connection with such fundamental change.

If SunPower undergoes a fundamental change (as defined in the Indenture) prior to the maturity date of the Debentures, holders may require SunPower to repurchase all or a portion of their Debentures at a cash repurchase price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest. Furthermore, if SunPower undergoes a non-stock change of control fundamental change prior to the maturity date of the Debentures, the Debentures will be subject to redemption at SunPower’s option, in whole but not in part, for a period of 30 calendar days following a repurchase date relating to the non-stock change of control fundamental change, at a cash redemption price equal to 100% of the principal amount of the Debentures, plus accrued and unpaid interest. Otherwise, the Debentures will not be redeemable at SunPower’s option prior to the maturity date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Debentures then outstanding may declare due and payable 100% of the principal amount of all outstanding Debentures, plus any accrued and unpaid interest.

The above description of the Indenture and the Debentures is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Debenture included therein), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On June 11, 2014, SunPower completed the sale of $400 million aggregate principal amount of the Debentures, and received estimated net proceeds of approximately $395.3 million, after deducting the initial purchasers’ discounts and commissions of approximately $4 million and estimated offering expenses payable by SunPower. The Debentures and the SunPower common stock issuable upon conversion of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) , and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. $150 million in aggregate principal amount of the Debentures were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and the remaining $250 million in aggregate principal amount were sold to Total Energies Nouvelles Activités USA, a subsidiary of Total S.A., which owns approximately 60% of SunPower’s outstanding common stock and which is an institutional accredited investor pursuant to Regulation D under the Securities Act.

The Debentures may be converted prior to maturity (unless earlier converted, redeemed or repurchased) at the option of the holder for shares of SunPower’s common stock at the initial conversion rate of 20.5071 shares of SunPower’s common stock per $1,000 in principal amount of Debentures, which is equivalent to an initial conversion price of approximately $48.76 per share. The maximum number of shares of SunPower’s common stock that may be issued through the conversion of the $400 million aggregate principal amount of the Debentures is 11,689,070 shares (taking into account the maximum adjustment to the conversion rate in connection with a non-stock change of control fundamental change), subject to anti-dilution and certain other adjustments as provided in the Indenture.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On June 11, 2014, SunPower issued a press release announcing the closing of its offer and sale of the Debentures. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 11, 2014 by and between SunPower Corporation and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of 0.875% Senior Convertible Debenture due 2021 (included in Exhibit 4.1).
99.1	Press release dated June 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

	By:	/s/ Charles D. Boynton
Date: June 11, 2014		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 11, 2014 by and between SunPower Corporation and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of 0.875% Senior Convertible Debenture due 2021 (included in Exhibit 4.1).
99.1	Press release dated June 11, 2014.